UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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RED TRAIL ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

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P.O. Box 11
3682 Highway 8 South
Richardton, ND  58652

NOTICE OF 2011 ANNUAL MEETING OF MEMBERS
To be Held Thursday, June 23, 2011

To our members:

The 2011 annual meeting of members (the “2011 Annual Meeting”) of Red Trail Energy, LLC (the “Company”) will be held on Thursday, June 23, 2011, at the Ramkota Hotel, 800 South 3rd Street, Bismarck, North Dakota. Registration for the meeting will start at 5:00 pm with a meal served at 5:30 pm. The 2011 Annual Meeting will commence at approximately 7:00 pm. If you plan to attend the meal, please R.S.V.P by calling Jennifer at 701-974-3308 Ext 101 by June 16, 2011. The Board of Governors encourages you to attend the meeting and the meal.

The purposes of the meeting are to: (1) Amend section 2.5 of the Company's Amended and Restated Member Control Agreement (MCA) to change the voting threshold required for the members to amend the Member Control Agreement from two-thirds of the outstanding units to two-thirds of the units represented at the member meeting, in person or by proxy; (2) Elect two (2) governors to the Board; (3) Conduct an advisory vote on our executive compensation called “Say-on-Pay”; (4) Conduct an advisory vote on the frequency of the Say-on-Pay vote; and (5) Transact such other business as may properly come before the 2011 Annual Meeting or any adjournments thereof.

If you have any questions regarding the information in the proxy statement, regarding completion of the enclosed proxy card or for directions to be able to attend the meeting in person, please call the Company at 701-974-3308 or email us at proxy@redtrailenergy.com.

Only members listed on the Company's records at the close of business on April 30, 2011 are entitled to notice of the Member Meeting and to vote at the Member Meeting and any adjournments thereof. The proxy statement and proxy card are also available at www.redtrailenergyllc.com. To be certain that your membership units will be represented at the 2011 Annual Meeting, please return your proxy card by 12:00 p.m. on Thursday, June 23, 2011. However, proxy cards may still be accepted by the Company at any time prior to the polls officially closing.

All members are cordially invited to attend the Member Meeting in person. However, to assure the presence of a quorum, the board of governors requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the board of governors, whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the meeting in person. You may fax the enclosed proxy card to the Company at 701-974-3309 or mail it to us using the enclosed envelope.

By order of the Governors,

/s/ Mike Appert
Mike Appert
Chairman
Richardton, ND
May 20, 2011

Red Trail Energy, LLC
P.O. Box 11
3682 Highway 8 South
Richardton, ND  58652

Proxy Statement
Annual Meeting of Members
Thursday, June 23, 2011

This proxy solicitation is being made by Red Trail Energy, LLC (the “Company”). The proxy statement and proxy card were prepared by the Board of Governors of the Company for use at the 2011 Annual Meeting of members to be held on Thursday, June 23, 2011 (the “2011 Annual Meeting”), and any adjournment thereof. The 2011 Annual Meeting will be held at the Ramkota Hotel, 800 South 3rd Street, Bismarck, North Dakota. Registration for the meeting will begin at 5:00 p.m. The 2011 Annual Meeting will commence at approximately 7:00 p.m. This solicitation is being made by mail, however the Company may also use its officers, governors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and the proxy card is scheduled to begin on or about May 20, 2011.

SECTION I - QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:    Why did I receive this proxy statement?

A:    The Board of Governors is soliciting your proxy to vote at the 2011 Annual Meeting because you were a member of the Company at the close of business on April 30, 2011, the record date, and are entitled to vote at the meeting.

Q:    When and where is the 2011 Annual Meeting?

A:    The 2011 Annual Meeting will be held at the Ramkota Hotel, 800 South 3rd Street, Bismarck, North Dakota on June 23, 2011. Registration for the meeting will begin at 5:00 p.m. The 2011 Annual Meeting will commence at approximately 7:00 p.m.

Q:    Who can attend the 2011 Annual Meeting?

A:    All members of the Company as of the close of business on the record date may attend the 2011 Annual Meeting.

Q:    What is the record date for the 2011 Annual Meeting?

A:    The record date for the 2011 Annual Meeting is April 30, 2011.

Q:    What am I voting on?

A:    You are voting on:

•
The approval of an amendment to section 2.5 of the Company's Amended and Restated Member Control Agreement (the “Member Control Agreement”) for the purpose of changing the voting threshold required for the members to amend the Member Control Agreement from two-thirds of the outstanding units to two-thirds of the units represented at the member meeting, in person or by proxy, and to add protection of unit holders' financial rights and limited liability safeguards provided under the Member Control Agreement;

•	The election of two (2) governors;

•	An advisory vote on the Company's executive compensation called a “Say-on-Pay” vote; and

•	An advisory vote on how frequently you would like the Company to present the Say-on-Pay vote to the members.

Q:    How many membership units are outstanding?

A:    On April 30, 2011, the record date, there were 40,193,973 outstanding Class A membership units.

Q:    Why does the board recommend the voting threshold in the Member Control Agreement be changed?

A:    The total number of non-represented units at the Company's first four annual meetings has ranged from approximately 8.0 million (~20%) non-represented units to as high as approximately 16.3 million (~41%) non-represented units. At the 2010 annual meeting, a total of approximately 10.2 million units (~25%) were not represented either in person or by proxy. The board feels that changing the threshold to two-thirds of units represented at a member meeting versus all outstanding units will give more influence to unit holders that actually vote their units, which they feel is appropriate. They also feel that the proposed change is consistent with the original Member Control Agreement's intent as it will still require a two-thirds majority in order for any amendments to pass.

Q:    Did the board consider a threshold other than two-thirds for the proposed change?

A:    The board's legal counsel indicated that Red Trail's threshold for amendments to organizational documents is much higher than the typical ethanol plant's threshold for amendments to organizational documents. The standard for the majority of the ethanol companies represented by our legal counsel is a simple majority of units represented at a member meeting. The conclusion by the board was that leaving the threshold at two-thirds and focusing the change from 'outstanding units' to 'units represented' would be better received by the membership and would also be more consistent with the Company's original Member Control Agreement.

Q:    What is the voting requirement to amend the Member Control Agreement and what is the effect of an abstention?

A:    In order to amend section 2.5 of the Company's Member Control Agreement two-thirds of the total outstanding membership units must approve the proposed amendment. Provided a quorum of at least fifty percent (50%) of the total outstanding membership units are present, the affirmative vote by two-thirds of the total outstanding membership units will result in the approval of the proposed amendment to Section 2.5. If you abstain, your units will be included in the determination of whether a quorum is present. However, your abstention will have the effect of a vote against the proposed amendment.

Q:    What constitutes a quorum?

A:    As of the record date, the Company had 40,193,973 outstanding membership units. The presence of members holding fifty percent (50%) of the total outstanding membership units, or 20,096,987 membership units, constitutes a quorum. If you submit a properly executed proxy or appear in person at the 2011 Annual Meeting, then your units will be counted as part of the quorum.

Q.    How did you select who to nominate for governors?

A.    The Nominating Committee of our Board of Governors undertook a detailed review of all prospective nominees that either submitted their own names for consideration, had their names submitted by another member for consideration for election to our Board of Governors, or who the Nominating Committee contacted directly as of the advance notice deadline for member proposals.  The Board received timely notice from Ambrose Hoff that he wished to be considered for nomination to the Board of Governors.  Ronald Aberle, one of the two Group I incumbent governors, also asked that he be considered for nomination to his existing seat.

Following receipt of Mr. Hoff's notice, the Board sent Mr. Hoff a questionnaire and request for additional information related to his knowledge about the Company, the ethanol industry, financial statements, corn and ethanol markets and general business.  The Company received a completed questionnaire from Mr. Hoff and also conducted interviews with both potential nominees.

Based on this evaluation of the nominees, the Nominating Committee recommended that Ron Aberle and Ambrose Hoff be nominated for election as Group I governors, to serve until the 2014 Annual Meeting or until their successors are duly elected and qualified.  The Board recommends that members vote their units in favor of the election of Ron Aberle and Ambrose Hoff.

Q:    What is the voting requirement to elect the governors and what is the effect of a withhold/abstention?

A:    In the election of governors, the two (2) nominees receiving the greatest number of votes relative to the votes cast for their competitors will be elected regardless of whether any individual nominee receives votes from a majority of the quorum. The presence (in person or by proxy) of members representing at least fifty percent (50%) of the membership voting interests is required for the election of governors.

Withhold/abstentions will be counted when determining whether a quorum is present. Withhold/abstentions for governor elections, however, will not be counted for or against any nominee because governors are elected by plurality vote, meaning that the person receiving the most votes in each group wins.

Q:    How many votes can I cast when electing governors?

A:    In accordance with the cumulative voting rights set forth in the Company's Articles of Organization and in Section 10-32-76 of the North Dakota Limited Liability Company Act, to which the Company is subject, you are entitled to give a nominee as many votes as is equal to the number of Units you own multiplied by the number of governors to be elected, or you may distribute your votes among the nominees as you see fit.  For example, if you own 100 Units as of the Record Date, and if two governors are to be elected in a group at the Annual Meeting, you have 200 votes that you can allocate among the nominees in that group in any manner you choose. You are not required to cumulate your votes and may split your votes equally among candidates.  If two governors are to be elected in a group at the Annual Meeting, the two nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected to the Company's Board. In order to exercise cumulative voting rights, one member must give written notice of his or her intent to cumulate voting power to any officer of the Company before the meeting or give written notice to the Chairman at the meeting and prior to the election of governors. Then such cumulative voting option will be announced at the meeting and all members will have the option to cumulatively vote their units for the nominees. Such written notice regarding cumulative voting has been received and, thus, cumulative voting will be an option for the members when voting their units for the nominees.

Q:    What is the Say-on-Pay Vote?

A:    The Say-on-Pay vote is an advisory vote by the Company's members whereby the member can either endorse or not endorse the Company's system of compensating its executive officers. While the Say-on-Pay vote is not binding on the Board, the Board intends to take the vote into consideration in making future compensation awards to the Company's executive officers. The Company may also use the Say-on-Pay vote to engage members in a dialogue regarding the Company's system of compensating its executive officers.

Q:    Why is the membership being asked to vote on the Say-on-Pay?

A:    The advisory vote referred to as “Say-on-Pay” is a new requirement set forth in the Dodd-Frank Wall Street Reform and Consumer Protection Act passed by the United States Congress and signed into law by President Barack Obama in July 2010. The Dodd-Frank financial reform legislation requires the Company to allow its members the opportunity to endorse or not endorse the Company's system of compensating its executive officers.

Q:    What is the voting requirement for the Say-on-Pay vote and what is the effect of an abstention?

A:    The advisory vote on executive compensation called the Say-on-Pay vote will be approved if the votes cast for the proposal exceed the votes cast against the proposal. A properly executed proxy card marked abstain with respect to the proposal will not be voted and will not count for or against the proposal. Abstentions with respect to this proposal are counted for purposes of establishing a quorum.

Q:    What is the advisory vote on how frequently the Company will present the Say-on-Pay vote to members?

A:    In addition to the Say-on-Pay vote discussed above, the Company is presenting the members the opportunity to provide input on how often the members would like to hold the Say-on-Pay vote. The members can choose whether they would like the Company to have the Say-on-Pay vote every year, every other year, or every third year. While this vote is not binding on the Board, the Board intends to use the results of this vote to determine how frequently to present the Say-on-Pay vote at the Company's annual meeting.

Q:    What is the voting requirement for the advisory vote on how frequently to present the Say-on-Pay vote and what is the effect of an abstention?

A:    The advisory vote on how frequently to present the Say-on-Pay vote to the members is a plurality vote, which means that the alternative that receives the greatest number of votes, compared to the votes cast for the other alternatives, will be the vote of the members. This advisory vote is not binding on the Board. However, the Board intends to use the results of this vote to determine how frequently to present the Say-on-Pay vote at the Company's annual meetings. A properly executed proxy card marked abstain with respect to this proposal will not be voted and will not count for or against any alternative. Abstentions with respect to this proposal are counted for purposes of establishing a quorum.

Q:    How do I vote?

A:    Membership units can be voted only if the holder of record is present at the 2011 Annual Meeting, either in person or by proxy. You may vote using either of the following methods:

•
Proxy. The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the 2011 Annual Meeting. The membership units represented by each properly executed card will be voted at the 2011 Annual Meeting in accordance with the member's directions. The Company urges you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or by fax to the Company at 701-974-3309. To be certain that your membership units will be represented at the 2011 Annual Meeting, please return your proxy card by 12:00 p.m. on Thursday, June 23, 2011. However, proxy cards may still be accepted by the Company at any time prior to the polls officially closing.

If you sign and return the proxy card without specifying your choices, your membership units will be voted in favor of the proposed amendments to the Company's Member Control Agreement. If you sign and return the proxy card without specifying any choices for governor, your membership units will be voted for the recommended candidates, Ronald Aberle and Ambrose Hoff. If you sign and return the proxy card without specifying any choices regarding the Say-on-Pay proposal and the Frequency of the Say-on-Pay proposal, your membership units will be voted for the Say-on-Pay proposal and Every Three Years with respect to the Frequency of the Say-on-Pay proposal.

•	In person at the 2011 Annual Meeting. All members may vote in person at the 2011 Annual Meeting.

If membership units are owned jointly by more than one person, both persons must sign the proxy card or attend the 2011 Annual Meeting in order for the units to be counted.

Q:    What can I do if I change my mind after I return my proxy?

A:    You may revoke your proxy by:

•	Voting in person at the 2011 Annual Meeting;

•	Giving personal or written notice of the revocation to Kent Anderson, CFO at the Company's offices at P.O. Box 11, 3682 Highway 8 South, Richardton, ND 58652 prior to the 2011 Annual Meeting; or

•	Giving personal or written notice of the revocation to our CFO, Kent Anderson, at the commencement of the 2011 Annual Meeting.

Q:    What happens if I mark too few or too many boxes on the proxy card?

A:    If you do not mark a choice on the proxy card for the proposed amendment to the Member Control Agreement, then your vote will be counted for the proposed amendment to the Member Control Agreement. If you mark contradicting choices on the proxy card, such as both for and against a proposed amendment, your vote will not be counted with respect to the proposed amendment to the Member Control Agreement.

If you do not mark any choices on the proxy card for governors, then the proxies will vote your units for the board recommended candidates, Ronald Aberle and Ambrose Hoff. You may wish to vote for only one of the governor nominees. In this case, your vote will only be counted for the governor nominee you have selected. If you mark contradicting choices on the proxy card, such as both for and withhold/abstain for a nominee, your votes will not be counted with respect to the governor nominee for which you marked contradicting choices.

If you do not mark any choices on the proxy card relating to the Say-on-Pay proposal or the Frequency of the Say-on-Pay proposal, then the proxies will vote your units for the Say-on-Pay proposal and Every Three Years with respect to the Frequency of the Say-on-Pay proposal. If you mark contradicting choices on the proxy card, such as both for and against the Say-on-Pay proposal or the Frequency of the Say-on-Pay proposal, your votes will not be counted with respect to the proposal for which you marked contradicting choices.

Each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2011 Annual Meeting.

Q:    Who will count the vote?

A:    All votes will be tabulated by the Company's Chief Financial Officer, Kent Anderson, and the election will be certified by a representative from the BrownWinick Law Firm who will be serving as inspector of elections. Votes and abstentions will be tabulated separately.

Q:    How do I nominate a candidate for election as a governor at next year's annual meeting?

A:    Two governor positions will stand for election at the 2012 Annual Meeting. Nominations for governor positions are made by a nominating committee appointed by the Board of Governors. Members may request that the Company include a governor candidate in the Company's proxy materials and proxy card for the 2012 Annual Meeting pursuant to the requirements Rule 14a-11 under the Securities and Exchange Act of 1934, as amended. Written notice of a member's intent to nominate an individual for governor must also be given, either by personal delivery or by United State mail, postage prepaid, to the Company no less than 120 days prior to the one year anniversary date of the release of the Company's proxy materials to the Members for the 2011 Annual Meeting. If, however, the Company decides to hold its 2012 annual meeting in February 2012 as is anticipated, nominations for governor would be due at a reasonable time before the Company mails its proxy statement or by approximately December 15, 2011.

In addition, our Amended and Restated Operating Agreement provides that members must give advance notice to the Company of any person that they propose be nominated as a governor.  Under the advance notice provision, to be timely a member's notice must be received at the principal executive offices of the Company not less than 60 days or more than 90 days prior to the anniversary date of the immediately preceding annual meeting of members.  The Company, however, anticipates the possibility that its 2012 member meeting will be held in February of 2012, and if the scheduled meeting date changes accordingly, then we will inform you of adjusted deadlines for member proposals and director elections. With regard to governor nominations, the notice must also set forth (a) the name and address of the member who intends to make the nomination, (b) the name, age, business address and, if known, residence address of each person so proposed, (c) the principal occupation or employment of each person so proposed for the past five (5) years, (d) the number of Units of the Company beneficially owned by each person so proposed and the earliest date of acquisition of any such Units, (e) a description of any arrangement or understanding between each person so proposed and the member(s) making such nomination with respect to such person's proposal for nomination and election as a governor and actions to be proposed or taken by such person if elected a governor and (f) the written consent of each person so proposed to serve as a governor if nominated and elected as a governor.

Q:    What is a member proposal?

A:    A member proposal is your recommendation or requirement that the Company and/or the Board of Governors take action, which you intend to present at a meeting of the Company's members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company's proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card. The deadlines and procedures for submitting member proposals are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:    When are member proposals due for the 2012 annual meeting?

A:    In order to be considered for inclusion in the Company's 2012 annual meeting proxy statement, member proposals must be submitted in writing to the Company in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, by September 30, 2011 (approximately 120 days prior to the anticipated mailing of the 2012 annual proxy statement). The Company suggests that proposals for the 2012 annual meeting of the members be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2012 annual meeting of members without including such proposal in the Company's proxy statement must provide the Company notice of such proposal no later than December 15, 2011 (approximately 45 days prior to the anticipated mailing of the 2012 annual meeting proxy statement). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2012 annual meeting by December 15, 2011, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion, provided the Company has included in its proxy statement an explanation of its intention with respect to voting on the proposal.

Q:    Who is paying for this proxy solicitation?

A:    The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such materials and reports to such beneficial owners.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve future events, our future performance and our expected future operations and actions.  In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions.  These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described elsewhere in this proxy statement and our other Securities and Exchange Commission filings.

·	Fluctuations in the price and market for ethanol and distillers grains;
·	Availability and costs of products and raw materials, particularly corn and coal;

·	Changes in the environmental regulations that apply to our plant operations and our ability to comply with such regulations;
·
Ethanol supply exceeding demand and corresponding ethanol price reductions impacting our ability to operate profitably and maintain a positive spread between the selling price of our products and our raw material costs;

·	Our ability to generate and maintain sufficient liquidity to fund our operations, meet debt service requirements and necessary capital expenditures;
·	Changes in plant production capacity or technical difficulties in operating the plant;
·	Lack of transport, storage and blending infrastructure preventing our products from reaching high demand markets;
·	Our ability to continue to meet our loan covenants;
·	Limitations and restrictions contained in the instruments and agreements governing our indebtedness;
·	Results of our heding transactions and othe risk management strategies;
·	Changes in or elimination of governmental laws, tariffs, trade or other controls or enforcement practices impacting the ethanol industry including:
• national, state or local energy policy - examples include legislation already passed such as the California low-carbon fuel standard;
• federal and state ethanol tax incentives;
• implementation of tariffs on distillers grains exported to other countries;
• legislation mandating the use of ethanol or other oxygenate additives;
• environmental laws and regulations that apply to our plant operations and their enforcement; or
• reduction or elimination of tariffs on foreign ethanol.
·	Changes and advances in ethanol production technology; and
·	Competition from alternative fuels and alternative fuel additives.
     Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this proxy statement.  We are not under any duty to update the forward-looking statements contained in this proxy statement.  We cannot guarantee future results, levels of activity, performance or achievements.  We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this proxy statement.  You should read this proxy statement and the documents that we reference in this proxy statement, completely and with the understanding that our actual future results may be materially different from what we currently expect.  We qualify all of our forward-looking statements by these cautionary statements.

SECTION II - PROPOSALS TO BE VOTED UPON

PROPOSAL ONE
APPROVAL OF AMENDMENT TO SECTION 2.5 OF THE MEMBER CONTROL AGREEMENT

Our Amended and Restated Member Control Agreement, dated February 26, 2007 (the “Member Control Agreement”), currently provides that the terms and provisions of the Member Control Agreement may be amended, restated or terminated only by the agreement of the Members holding at least 66.67% of the Units having Governance Rights entitled to vote, except as may be otherwise specifically provided in this Agreement, provided, however, in no event may this Agreement be amended to provide for less than unanimous consent to avoid dissolution under Section 13.2. Amending or restating this Agreement will not give rise to dissenters' rights as provided in Section 10-32-54 of the LLC Act.

The purpose of this proposed amendment to Section 2.5 of our Member Control Agreement is to better align the amendment threshold with our historical level of member participation at our annual member meetings and to make it reasonably possible for the members to amend the Member Control Agreement without having to attain extraordinarily high levels of member participation. To meet this goal the Board of Governors is proposing to change the voting threshold required for the members to amend the Member Control Agreement from two-thirds of the outstanding units to two-thirds of the units represented at the member meeting, in person or by proxy. If approved by the membership, this proposed amendment would allow two-thirds of the units represented at the member meeting, in person or by proxy, to amend the Member Control Agreement, provided that the Company's 50 percent member meeting quorum requirement has been met.

By aligning the Member Control Agreement amendment threshold more closely with our historical level of member participation at our annual member meetings, the members who participate in our member meetings would have more influence over the Company and be less dependent on the Company having to attain record high levels of member participation in order to amend the Member Control Agreement. The currently effective Member Control Agreement amendment provision has the effect of making any Member Control Agreement amendments highly dependent on member participation and voter turnout. The board feels that changing the threshold to two-thirds of units represented at a member meeting versus all outstanding units will give more influence to unit holders that vote their units. The board also feels that the proposed change is consistent with the original Member Control Agreement's intent as it will still require a two-thirds majority in order for any amendments to pass.

The board has received numerous comments from the Company's membership questioning how the unit reclassification proposal presented at the 2010 Annual Meeting failed when over 73 percent of the units represented in person or by proxy voted in support of the reclassification proposal. The board responds to such inquiries by explaining that the absence of approximately 25 percent of the Company's outstanding units from the quorum at the 2010 Annual Meeting effectively increases the amendment threshold for those members who do participate in the Company's annual meetings. This helps to illustrate the significant influence that members who don't vote in person or by proxy can have over certain proposals considered by the members who do vote at annual member meetings.

If this proposed amendment to Section 2.5 of our Member Control Agreement is approved, the voting threshold for any Member Control Agreement amendments would be lowered, including the threshold for the amendments necessary to effectuate a reclassification proposal. The board does not currently have a timeline in place for pursing a second attempt at a unit reclassification proposal. The decision of whether to pursue a reclassification proposal in the future will be based on consideration of support from the Company's members as well as the expenses associated with pursuing such a proposal. It is the board's intent to be responsive to the members that have encouraged the Company to hold a second vote on a reclassification transaction, however the board does not intend to pursue such a transaction in the future without broad support from the membership.

It is proposed that the Company amend the Member Control Agreement to revise Section 2.5 as follows (underlined and/or crossed out language reflects the change):

2.5 Amendment of Agreement. The terms and provisions of this Agreement may be amended, restated or terminated only by the agreement of the Members holding at least 66.67% of the Units having Governance Rights ~~entitled to vote~~represented either in person or by proxy at a duly convened meeting of the Members, except as may be otherwise specifically provided in this Agreement, provided, however, in no event may this Agreement be amended to provide for less than unanimous consent to avoid dissolution under Section 13.2. Amending or restating this Agreement will not give rise to dissenters' rights as provided in Section 10-32-54 of the LLC Act. Notwithstanding any provision of this Section 2.5 to the contrary, this Agreement shall not be amended without the consent of the holders of 75% of Units of each Class of Units adversely affected if such amendment would modify the limited liability of a Member, or alter the Financial Rights of a Member.

Required Vote and Board Recommendation

In order to amend section 2.5 of the Company's Member Control Agreement two-thirds of the total outstanding membership units must approve the proposed amendment. Provided a quorum of at least fifty percent (50%) of the total outstanding membership units are present, the affirmative vote by two-thirds of the total outstanding membership units will result in the approval of the proposed amendment to Section 2.5.

THE BOARD RECOMMENDS THAT YOU VOTE TO APPROVE THE AMENDMENT TO SECTION 2.5 OF THE MEMBER CONTROL AGREEMENT. FOR EACH PROPERLY EXECUTED PROXY WHERE THE MEMBER DOES NOT MARK ANY CHOICES, THE PROXIES WILL VOTE FOR THE APPROVAL OF THE AMENDMENT TO SECTION 2.5 OF THE MEMBER CONTROL AGREEMENT.

PROPOSAL TWO
ELECTION OF GOVERNORS

Red Trail Energy has seven (7) governors.  Each governor is elected to a three year term.  The terms of the governors are staggered, so that the terms of no more than three governors expire every three years. The staggering of the terms of the governors commenced at the Annual Meeting of the members which was held on May 30, 2007, at which meeting two governors were elected to an initial one year term (Group I), two governors were elected to an initial two year term (Group II), and three governors were elected to an initial three year term (Group III). The Company's current Board of Governors, listed by Group, is as follows:

Group I:   Ronald Aberle and Jody Hoff - Terms expire in 2011
Group II:  Mike Appert and William Price - Terms expire in 2012
Group III: Frank Kirschenheiter, Sid Mauch and Tim Meuchel - Terms expire in 2013

The Nominating Committee of our Board of Governors is comprised of William Price, Chair, Mike Appert, Frank

Kirschenheiter, Sid Mauch and Tim Meuchel and is responsible for selecting candidates for governor. The Nominating Committee of our Board of Governors undertook a detailed review of all prospective nominees that either submitted their own names for consideration, had their names submitted by another member for consideration for election to our Board of Governors, or who the Nominating Committee contacted directly as of the advance notice deadline for member proposals.

Based on this evaluation of the nominees, the Nominating Committee recommended that Ronald Aberle and Ambrose Hoff, be nominated for election as Group I governors, to serve until the 2014 Annual Meeting or until their successors are duly elected and qualified.  Mr. Aberle and Mr. Hoff have each consented to being named in the proxy statement and to serve if elected. The Board recommends that members vote their units in favor of the election of Ronald Aberle and Ambrose Hoff.

The two candidates who receive a plurality of the affirmative votes for the election of governors (in person or by proxy) will be elected to the position of governor.  If you fail to mark a vote, the proxies solicited by the Board of Governors will be voted in favor of the Board of Governors' nominees and your Units will be equally distributed among the two nominating committee-recommended nominees.  If you do not submit a proxy card or attend the meeting, or if you abstain from voting, your vote will not be counted as a vote for or against any nominee.

The following table contains certain information with respect to the nominees for election to the Board of Governors at the 2011 Annual Meeting (which includes all nominees, regardless of whether they are nominees recommended by the Board of Governors and the Nominating Committee):

Name	Age	Year First Became A Governor	Term Expires	If Elected, Term will Expire
Ronald Aberle Ambrose Hoff	48 60	2003 2003*	2011 -	2014 2014
* Mr. Hoff served as a member of the Company's Board of Governors from 2003 to 2007 and is now seeking reelection to the Board of Governors for term commencing in 2011 and running through 2014.

Biographical Information of Nominees

Ronald Aberle, Governor, Age 48, 2300 158th Street Northeast, Menoken, North Dakota, 58558

Mr. Aberle is an owner and managing partner of Aberle Farms, a diversified farm and ranch, and most recently added an RV Campground to the enterprise. Mr. Aberle currently serves as an Advisory Board member of US Bank in Bismarck and is a Trustee of St. Hildegard's Church. Mr. Aberle has served as a Governor since our inception and is a member of our Audit, Compensation and Risk Management Committees.

Ambrose Hoff, Age 60, 3713 86th Ave SW, Richardton, ND 58652

Mr. Hoff is the President of Stone Mill, Inc, a grain processing plant in Richardton, North Dakota. He is also currently the CEO of Amber Waves, Inc., a manufacturing facility in Richardton, North Dakota. Mr. Hoff is an active board member of the Richardton Development Company. Mr. Hoff served as our President from inception to August 28, 2006 and as a Governor until 2007.

Required Vote and Board Recommendation

The affirmative vote of a plurality of the membership voting interests is required to elect a nominee to the position of governor. The two nominees receiving the greatest number of votes will be elected as governors. If you do not submit a proxy card or attend the meeting, or if you abstain from voting, your vote will not be counted as a vote for or against any nominee.

YOUR BOARD BELIEVES RONALD ABERLE AND AMBROSE HOFF ARE WELL QUALIFIED TO SERVE AS A GOVENOR OF THE COMPANY AND RECOMMENDS THE ABOVE NOMINEES FOR ELECTION AS GOVERNORS AT THE 2011 ANNUAL MEETING.

PROPOSAL THREE
ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

We believe that our compensation policies and procedures are reasonable based on the size and complexity of the Company and are strongly aligned with the long-term interests of our members. Recently, Congress passed a law that requires publicly reporting companies to present their members the opportunity to provide an advisory vote on the Company's executive compensation program. We urge you to read the “EXECUTIVE COMPENSATION” section of this proxy statement, including the Company's Compensation Discussion and Analysis section, for details on the Company's executive compensation, including the Company's compensation philosophy and objectives and the 2010 compensation of our executive officers. This advisory member vote, commonly known as “Say-on-Pay,” gives you as a member the opportunity to endorse or not endorse our executive officer compensation program and policies through the following resolution:

“RESOLVED, that the members endorse the compensation of the Company's executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained under the caption “EXECUTIVE COMPENSATION” of this proxy statement.”

Because your vote is advisory, it will not be binding upon the Board. However, the Board will take into account the outcome of the vote when considering future executive compensation arrangements. We believe the “Say-on-Pay” proposal demonstrates our commitment to achieving a high level of total return for our members.

This proposal will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST the proposal, regardless of whether any alternative receives a vote from a majority of the units represented at the 2011 Annual Meeting.

THE BOARD RECOMMENDS THAT YOU VOTE FOR ENDORSEMENT OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS. FOR EACH PROPERLY EXECUTED PROXY WHERE THE MEMBER DOES NOT MARK ANY CHOICES, THE PROXIES WILL VOTE FOR THE APPROVAL OF PROPOSAL THREE.

PROPOSAL FOUR
ADVISORY VOTE ON FREQUENCY OF THE SAY-ON-PAY VOTE

The Company is presenting the following proposal, which gives you as a member the opportunity to inform the Company as to how often you wish the Company to include a proposal, similar to Proposal Five, in our proxy statement. This resolution is required pursuant to Section 14A of the Securities Exchange Act. While the Board intends to carefully consider the member vote resulting from the proposal, the final vote will not be binding on the Company and is advisory in nature.

“RESOLVED, that the members wish the Company to include an advisory vote on the compensation of the Company's executive officers pursuant to Section 14A of the Securities Exchange Act every: (i) year; (ii) two years; or (iii) three years.”

THE BOARD RECOMMENDS THAT YOU VOTE TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY) EVERY 3 YEARS. FOR EACH PROPERLY EXECUTED PROXY WHERE THE MEMBER DOES NOT MARK ANY CHOICES, THE PROXIES WILL VOTE FOR EVERY 3 YEARS.

SECTION III - REQUIRED INFORMATION

GOVERNORS AND OFFICERS

Biographical Information for Non-nominee Governors

Mike Appert

Mr. Appert currently serves as the Chairman of the Board of Governors.  He previously served as Secretary.  Mr. Appert serves as chairman of our Compensation Committee and is a member of the Nominating and Risk Management Committees. Mr. Appert has been a Governor since our inception.

Mr. Appert has been the owner and president of Appert Acres, Inc., a corn, soybean, sunflowers and small grains farming operation since 1991, as well as operating a Mycogen Seeds Dealership.  He also serves on several boards which include the Hazelton Airport Authority as president, the Goose Lake Chapter Pheasants Forever as Treasurer and the Hazelton Lions Club.

Tim Meuchel

Mr. Meuchel currently serves as Vice Chairman of the Board of Governors. He currently serves as the chairman of our Risk Management Committee and is a member of the Compensation and Nominating Committees.   Mr. Meuchel has been a Governor since May 2007.

Mr. Meuchel has been the president of Modern Grain, Inc., a grain elevator located in Hebron, North Dakota, since 1986.  The Company has determined that Mr. Meuchel is qualified for service on the Board of Governors because of his experience as a grain elevator manager in the general locality of the Company and his familiarity with many critical components that affect the Company's grain merchandising operation.

Jody Hoff

Mr. Hoff currently serves as Secretary of the Board of Governors. He previously served as Vice Chairman. Mr. Hoff has served as a Governor since our inception and is a member of our Compensation Committee.

Mr. Hoff is a Mechanical Engineer, registered with the State of North Dakota. Since 2002, he has been a partner, vice president, chief engineer and head of operations of Amber Waves, Inc., a manufacturing company. Prior to starting Amber Waves, Inc., Mr. Hoff spent over five years working for Fagen Engineering where he led a design team working on commercial and industrial projects including ethanol plant design. Mr. Hoff holds a BS degree in mechanical engineering from North Dakota State University.

Frank Kirschenheiter

Mr. Kirschenheiter has served as a Governor since May 2007. He previously served as Treasurer of the Board of Governors and is a member of the Compensation and Nominating Committees.

Mr. Kirschenheiter has served as the chief executive officer of Charmark International, LLC since 2005.  He and his wife Earlene are involved with their children in a small cattle operation.  Mr. Kirschenheiter has served as the mayor of the City of Richardton for the past 14 years. The Company has determined that Mr. Kirschenheiter is qualified for service on the Board of Governors because of his experience in public service in the general locality of the Company.

Sid Mauch

Mr. Mauch has served as a Governor since March 2009, replacing Roger Berglund, who resigned as a Governor of the Company in December 2008.  He is currently serves as chairman of our Audit Committee and is a member of the Compensation, Nominating and Risk Management Committees.

Mr. Mauch has been the manager and controller of Maple River Grain & Agronomy, LLC, a grain elevator and agronomy supplier located in Casselton, North Dakota, since 1976. The Company has determined that Mr. Mauch is qualified for service on the Board of Governors because of his extensive experience in the grain merchandising industry, specifically his familiarity with many critical components that affect the Company's grain merchandising operation.

William Price

Mr. Price has served as a Governor since our inception. He currently serves as chairman of our Nominating Committee and is a member of the Audit and Compensation Committees.  He served as Vice President from inception of the Company until May 2007, and recently served as Secretary.

Since 1980, Mr. Price has been the managing partner and is currently vice president of Price Cattle Ranch LLP, a cattle operation.  Since 1997, he has been the managing partner and is currently the president of Missouri River Feeders LLP, a feedlot and diversified farm.  He also serves as a governor of Quality Dairy Growers, LLC, a dairy operation, and is a governor of Sunnyside Feeds, LLC, a custom feed plant.  Mr. Price is also a governor of North Dakota Sow Center LLLP, a 10,000 head ISO wean facility.  Mr. Price is a member of multiple associations, including the North Dakota Stockmen's Association, the National Cattlemen's Beef Association, and the Great Bend Irrigation District, and has served on the Missouri Slope Irrigation Board of Governors and served as Chairman of the North Dakota Feeder Council.

Biographical Information Regarding Officers and Key Employees

Gerald Bachmeier, Chief Executive Officer

Mr. Bachmeier was appointed Interim Chief Executive Officer upon the resignation of Mick Miller. He served in this position from June 15, 2009 until he was replaced by Mr. Diehl on January 1, 2010.  On July 8, 2010, Mr. Bachmeier was again appointed as our Chief Executive Officer as a part of the Company's management reorganization plan.

Mr. Bachmeier has been involved in the ethanol industry for the past twenty one years. He has served as a Plant Manager of Morris Ag Energy and Chief Marketing Manager of United Ethanol Sales. He was instrumental in the formation of DENCO, LLC and was the major role player for the acquisition of Morris Ag Energy. He was also instrumental in the design and construction of DENCO, LLC as it stands today. Mr. Bachmeier has held various board positions with many industry trade groups including the Renewable Fuels Association, the Minnesota Coalition for Ethanol and is currently serving on the board for the North Dakota Ethanol Council.

Kent Anderson, Chief Financial Officer

Mr. Anderson was appointed as our CFO effective May 14, 2010. Mr. Anderson is 44 years old and has over 14 years of experience in various corporate accounting positions.  Prior to being appointed as the Company's Chief Financial Officer, Mr. Anderson most recently served as the CFO and Assistant Treasurer for the Theodore Roosevelt Medora Foundation from August 2006 to April 2010.  Prior to that, Mr. Anderson worked as the Compliance and Control Manager for Dakota Growers Pasta Company, Inc. from January 2005 to August 2006. Mr. Anderson is a Certified Public Accountant with a Bachelors of Accountancy degree from the University of North Dakota.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning the beneficial ownership of persons known to management of the Company owning 5% or greater of the outstanding Class A Membership Units, based on 40,193,973 Units outstanding as of April 30, 2011, as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Membership Units	RTSB, LLC 3128 Bayshore Bend Mandan, ND 58554	2,619,500(1)	6.52%

(1)	RTSB, LLC is a limited liability company, whose members have direct beneficial ownership of all of the Units. Mr. Bachmeier is our Chief Executive Officer and is a principal owner in RTSB, LLC.

SECURITY OWNERSHIP OF OUR BOARD OF GOVERNORS, MANAGEMENT AND OUR NOMINEES

As of April 30, 2011, members of our management, our Board of Governors and our nominees own membership units as follows

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Membership Units	Mike Appert	1,095,000(1)	2.72%
Membership Units	Tim Meuchel	1,020,000(2)	2.54%
Membership Units	Jody Hoff	418,241(3)	1.04%
Membership Units	Ron Aberle	372,920(4)	*
Membership Units	Frank Kirschenheiter	62,500	*
Membership Units	Sid Mauch	1,000	*
Membership Units	William Price	400,000(5)	1.00%
Membership Units	Gerald Bachmeier, CEO	2,619,500(6)	6.52%
Membership Units	Kent Anderson, CFO	—	*
Membership Units	Calvin Diehl, Former CEO	0(7)	*
Membership Units	Mark Klimpel, Former CFO	0(8)	*
Membership Units	Ambrose Hoff, Nominee	360,000(9)	*
TOTAL:	Governors/Officers/ Nominees as a Group (12 persons)	6,349,161	15.80%
(*)    Designates less than one percent ownership.
(1)    Includes 375,000 Units which Mr. Appert owns jointly with his spouse and 100,000 Units held directly by his son of which Mr. Appert disclaims beneficial ownership.  Additionally, 160,000 Units are held by Appert Acres, Inc., of which Mr. Appert is a partial owner and of which Mr. Appert disclaims beneficial ownership and 160,000 Units are held by Appert Farms, Inc., of which Mr. Appert is a partial owner and of which Mr. Appert disclaims beneficial ownership.
(2)    Includes 110,000 Units indirectly held by Mr. Meuchel for the benefit of his son, and 200,000 Units owned by Mr. Meuchel's spouse of which Mr. Meuchel disclaims beneficial ownership.
(3)    Includes 51,000 Units owned jointly with Mr. Hoff's spouse.  Additionally, 367,241 Units are held by Richardton Investments, LLC, of which Mr. Hoff is a partial owner and of which Mr. Hoff disclaims beneficial ownership.
(4)    Includes 160,000 Units held jointly with Mr. Aberle's spouse and 12,920 held beneficially in Mr. Aberle's IRA account. Additionally, 200,000 Units are held by Aberle Farms of which Mr. Aberle is a partner and of which Mr. Aberle disclaims beneficial ownership.
(5)    Includes 300,000 Units which Mr. Price owns jointly with his brother and 100,000 Units held jointly with his brother and mother.
(6)    Includes 2,619,500 Units owned by RTSB, LLC of which Mr. Bachmeier is a principal owner and of which Mr. Bachmeier disclaims beneficial ownership.
(7)     Mr. Diehl served as CEO from January, 2010 to July 7, 2010.
(8)    Mr. Klimpel served as CFO from October, 2007 to May 13, 2010.
(9)    Includes 350,000 Units owned jointly with Mr. Hoff's spouse.

BOARD OF GOVERNORS' MEETINGS AND COMMITTEES
The Board generally meets once per month. The Board held twelve regularly scheduled meetings and seven special meeting during the fiscal year ended December 31, 2010. Each governor attended at least 75% of the meetings of the board of governors during the fiscal year ended December 31, 2010.

The Board of Governors does not have a formalized process for holders of membership units to send communications to the Board of Governors. The Board of Governors feels this is reasonable given the accessibility of our governors. Members desiring to communicate with the Board of Governors are free to do so by contacting a governor. The names of our governors and their addresses are listed on the Company's website at www.redtrailenergyllc.com/board_of_directors or are available by calling the Company's office at 701-974-3308.

The Board of Governors does not have a policy with regard to governors' attendance at annual meetings. Last year, all seven governors serving at the time of the annual meeting attended the Company's annual meeting. Due to this high attendance record, it is the view of the board of governors that such a policy is unnecessary.

Board Leadership Structure and Role In Risk Oversight

The Company is managed by a Chief Executive Officer that is separate from the Chairman of the Board. The Board has determined that its leadership structure is effective to create checks and balances between the executive officers of the Company and the Board. The Board is actively involved in overseeing all material risks that face the Company, including risks related to changes in commodity prices. The Board administers its oversight functions by reviewing the operations of the Company, by overseeing the executive officers' management of the Company, and through its risk management committee.

Code of Ethics

The Company has adopted a Code of Business Conduct that applies to all of our employees, officers and governors, and a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer or Controller and other persons performing similar functions.  The Code of Business Conduct and Code of Ethics are available on the Investors section of our website at http://redtrailenergyllc.com/investors.

Committees

The Board of Governors has four standing committees: The Audit Committee, Compensation Committee, Nominating Committee and Risk Management Committee.

Audit Committee

The Audit Committee of the board of governors operates under a charter adopted by the board of governors on December 22, 2010. Under the charter, the Audit Committee must have at least three members.  Our Audit Committee members are Sid Mauch, Ronald Aberle and William Price. The chairperson of the Audit Committee is Mr. Mauch. Our Audit Committee currently does not have an individual designated as a financial expert and has communicated this to the Nominating Committee for their consideration as they review potential nominees for the board of governors.  The Audit Committee is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Our Audit Committee charter requires a majority of our committee members to be independent as defined in the Audit Committee Charter. All three members of our Audit Committee are independent as required by our Audit Committee charter.

The Audit Committee held seven meetings during the fiscal year ended December 31, 2010.  All of our Audit Committee members attended at least 75% of the audit committee meetings.

Audit Committee Report

The Audit Committee delivered the following report to the board of governors of the Company on March 31, 2011. The following report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

The Audit Committee reviews the Company's financial reporting process on behalf of the board of governors. Management has the primary responsibility for the financial statements and the reporting process.  The Company's independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles.  The Audit Committee reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 31, 2010.  The Audit Committee has discussed with Boulay, Heutmaker, Zibell & Co. P.L.L.P., its independent auditors, the matters required to be discussed by ASU section 380 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received and reviewed the written disclosures and the letter to management from Boulay, Heutmaker, Zibell & Co. P.L.L.P., as required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountants the independent accountants' independence.  The Audit Committee has considered whether the provision of services by Boulay, Heutmaker, Zibell & Co. P.L.L.P., not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q, and concluded that the provision of such services is compatible with maintaining Boulay, Heutmaker, Zibell & Co. P.L.L.P's independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of governors that the audited financial statements referred to above be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2010.

Audit Committee

Sid Mauch, Chairman
Ron Aberle
William Price

Independent Registered Public Accounting Firm

The audit committee anticipates selecting Boulay, Heutmaker, Zibell & Co. as the independent registered public accountants for the fiscal year January 1, 2011 to September 30, 2011. A representative of Boulay, Heutmaker, Zibell & Co. is expected to be present at the 2011 Annual Meeting to respond to appropriate questions from the members and will have an opportunity to make a statement if they desire.

Audit Fees

The fees charged by Boulay, Heutmaker, Zibell & Co. during the last two fiscal years are as follows:

Category	Fiscal Year	Fees
Audit Fees	2010	$87,050
	2009	$98,900
Tax Fees	2010	$1,300
	2009	$—
All Other Fees	2010	$12,790
	2009	$25,900

•
Audit Fees. This category includes the fees and out-of-pocket expenses for professional services rendered by the principal accountant for the audit of the Company's annual financial statements and review of financial statements included in the Company's Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

•	Tax Fees. This category consists of fees for tax compliance, tax advice and tax planning.

•	All Other Fees. This category consists of fees for other non-audit services.

The Board of Governors is required to pre-approve all audit and non-audit services performed by the Company's independent auditor to assure that the provision of such services does not impair the auditor's independence.  The Board will not authorize the independent auditor to perform any non-audit service which independent auditors are prohibited from performing under the rules and regulations of the Securities and Exchange Commission or the Public Company Accounting Oversight Board. The Board may delegate its pre-approval authority to one or more of its governors, but not to management. The governor or governors to whom such authority is delegated shall report any pre-approval decisions to the Board at its next scheduled meeting.

Compensation Committee
The Company's standing Compensation Committee consists of all members of the Board of Governors and has the overall responsibility for approving and evaluating the Company's governor and Chief Executive Officer's compensation. Mr. Appert serves as chairman of the Compensation Committee. The Compensation Committee has delegated to the Chief Executive Officer the authority to set compensation for lower executive officers, including the Company's Chief Financial Officer, and also the authority to implement compensation plans, policies and programs consistent with the Company's philosophy and objectives. The Compensation Committee has not engaged compensation consultants to assist in determining or recommending the amount or form of executive or governor compensation, but would consider doing so in those situations where it felt such an engagement was warranted or appropriate.

The Compensation Committee does not operate under a charter and is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system or a national securities association or to issuers of such securities.

Nominating Committee
The Nominating Committee of the Board of Governors consists of William Price, Mike Appert, Frank Kirschenheiter, Sid

Mauch and Tim Meuchel. Mr. Price serves as chairman of the Nominating Committee. The Nominating Committee met two times during the fiscal year ending December 31, 2010, and has also met one time during 2011.  The Nominating Committee does not currently have a written charter.

Governor Nominations Policy

Our Nominating Committee will consider governor candidates recommended by members.  Members interested in submitting the name of a candidate for consideration as governor should send a letter to the Secretary of the Company, P.O. Box 11, 3682 Highway 8 South, Richardton, ND 58652, and specify that the letter should be forwarded to the chairman of the Nominating Committee.  Our Board has not yet adopted a formal policy regarding qualifications of governor candidates.  Currently, in evaluating governor nominees, our nominating committee and Board considers a variety of factors, including the appropriate size of our Board of Governors; our needs with respect to the particular talents and experience of our governors; the knowledge, skills and experience of nominees, including experience in the ethanol, corn or feed industries, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board; experience with accounting rules and practices; and the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.  To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.

On July 31, 2008, our Board of Governors adopted an Amended and Restated Operating Agreement, which provided that members must give advance notice to the Company of any business that they propose to bring before an annual meeting or of any person that they propose be nominated as a governor.  Under the advance notice provision, to be timely a member's notice must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of members.  With regard to governor nominations, the notice must also set forth (a) the name and address of the member who intends to make the nomination, (b) the name, age, business address and, if known, residence address of each person so proposed, (c) the principal occupation or employment of each person so proposed for the past five (5) years, (d) the number of Units of the Company beneficially owned by each person so proposed and the earliest date of acquisition of any such Units, (e) a description of any arrangement or understanding between each person so proposed and the member(s) making such nomination with respect to such person's proposal for nomination and election as a governor and actions to be proposed or taken by such person if elected a governor and (f) the written consent of each person so proposed to serve as a governor if nominated and elected as a governor.

For the 2011 Annual Meeting, the Nominating Committee evaluated the qualifications and performance of one incumbent governor, Ronald Aberle, whose term as Group I governors will expire at this Annual Meeting and one nominee who requested to be considered for nomination. Based upon these evaluations, the Nominating Committee recommended Mr. Aberle and Mr. Hoff for election as governors at the 2011 Annual Meeting.

Risk Management Committee
The Risk Management Committee of the Board of Governors consists of Tim Meuchel, Ron Aberle, Mike Appert, Sid Mauch, and Gerald Bachmeier. Mr. Meuchel serves as chairman of the Risk Management Committee. The Risk Management Committee is involved in setting the direction for the Company in relation to its corn and ethanol hedging strategies. The Risk Management Committee met fifty-one (51) times during 2010.
Certain Relationships and Related Transactions

The Board has adopted a policy requiring all governors, officers and employees, and their immediate family members to notify the Board about any transaction, of any size, with the Company.  Some of our governors, officers and employees and their immediate family members have sold corn to the Company or purchased distillers grains from the Company.  These purchases and sales were made on terms available to all parties that do business with the Company, and were as follows for the last two fiscal years.

Ron Aberle, a governor, and a company owned in part by Mr. Aberle, sold corn to the Company in an amount equal to $1,021,837 and $537,616 during the years ended December 31, 2010 and 2009, respectively.

Mike Appert, a governor, and a company owned in part by Mr. Appert, sold corn to the Company in an amount equal to $1,855,554 and $2,116,091 during the years ended December 31, 2010 and 2009, respectively.

Tim Meuchel, a governor, and a company owned in part by Mr. Meuchel, sold corn and provided trucking services to the Company in an amount equal to $321,790 and $1,690,775 during the years ended December 31, 2010 and 2009, respectively.

William Price, a governor, and a company owned in part by him, sold corn to the Company in an amount equal to $126,949 and $299,760 during the years ended December 31, 2010 and 2009, respectively. Another company owned in part by Mr. Price, purchased distillers grains and corn syrup from the Company in an amount equal to $2,100 and $12,386 during the years ended December 31, 2010 and 2009, respectively.

COMPENSATION OF GOVERNORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview

Throughout this proxy statement, the individuals who serve as our Chief Executive Officer and Chief Financial Officer are referred to as the “executive officers”. The Compensation Committee has responsibility for establishing, implementing and regularly monitoring adherence to the Company's compensation philosophy and objectives.

Compensation Philosophy and Objectives

Our compensation programs are designed to achieve the following objectives:

•	Attract, retain and motivate highly qualified and talented executives who will contribute to the Company's success by reason of their ability, ingenuity and industry;

•	Link compensation realized to the achievement of the Company's short and long-term financial and strategic goals;

•	Align management and member interests by encouraging long-term member value creation;

•	Maximize the financial efficiency of the compensation program from tax, accounting, cash flow and dilution perspectives; and

•	Support important corporate governance principles and comply with best practices.

Compensation Committee Procedures

The Compensation Committee is responsible for determining the nature and amount of compensation for the Company's Chief Executive Officer and has delegated to the Chief Executive Officer the authority to set compensation for lower executive officers, including the Company's Chief Financial Officer. The compensation has also delegated to the chief executive officer the authority to implement compensation plans, policies and programs consistent with the Company's philosophy and objectives.

The Compensation Committee entered into an employment agreement with the Company's Chief Executive Officer effective on July 8, 2010 for a term of five and one-half years. The base annualized compensation for the Chief Executive Officer in 2010, per the terms of the agreement, was $135,000. The employment agreement also provides for a year-end bonus based on the Company's net income.

Base Salary

The evaluation of the chief executive officer's employment agreement was based on the scope of the chief executive's roles, roles, responsibilities, experience levels and performance, and taking into account competitive market compensation paid by comparable companies for similar positions.

Bonus

In addition to the base salary, the evaluation of the chief executive officer's employment agreement also included the potential to earn a year-end bonus based on the Company's net income. The Compensation Committee believes that the alignment of bonus potential with the Company's financial performance is consistent with the Company's compensation philosophy and objectives.

Accounting and Tax Treatment of Awards

None of our executive officers, governors, or employees receives compensation in excess of $1,000,000 and therefore the entire amount of their compensation is deductible by the Company as a business expense. Certain large executive compensation awards are not tax deductible by companies making such awards. None of our compensation arrangements are likely to reach this cap in the foreseeable future.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based upon this review and discussion, the board of governors determined that the Compensation Discussion and Analysis should be included in this annual report.

Compensation Committee

Mike Appert	Frank Kirschenheiter	Tim Meuchel
Sid Mauch	Jody Hoff	William Price
Ron Aberle

Summary Compensation Table

The following table sets forth all compensation paid or payable by the Company during the last two fiscal years to our Chief Executive Officer and Chief Financial Officer. We did not have any compensatory security option plan or other plan for long term compensation for our Executive Officers and governors in place as of December 31, 2010. Further, as of December 31, 2010, none of our governors or officers had any options, warrants, or other similar rights to purchase securities of the Company.

Compensation of Named Executive Officers

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Total
Gerald Bachmeier, Chief Executive Officer(1)	Fiscal Year 2010	$73,346	$34,281	$—	$107,627
	Fiscal Year 2009	$76,154	$—	$—	$76,154
Kent Anderson, Chief Financial Officer(2)	Fiscal Year 2010	$61,223	$20,000	$—	$81,223
	Fiscal Year 2009	$—	$—	$—	$—
Calvin Diehl, Former Chief Executive Officer(3)	Fiscal Year 2010	$104,733	$9,600	$—	$114,333
	Fiscal Year 2009	$—	$—	$—	$—
Mark Klimpel, Former Chief Financial Officer(4)	Fiscal Year 2010	$53,058	$—	$—	$53,058
	Fiscal Year 2009	$119,475	$25,500	$—	$144,975
Mick Miller, Former Chief Executive Officer(5)	Fiscal Year 2010	$—	$—	$—	$—
	Fiscal Year 2009	$65,154	$—	$—	$65,154

(1)
Mr. Bachmeier was appointed Chief Executive Officer effective July 8, 2010 and is paid pursuant to Mr. Bachmeier's employment agreement - see additional information under “Employment Agreements with Governors or Officers.” Mr. Bachmeier previously served as CEO from June 16, 2009 to December 31, 2009. Mr. Bachmeier's salary for 2011 has been set at $145,000.

(2)	Mr. Anderson was appointed Chief Financial Officer effective May 14, 2010. Bonus amount includes signing bonus of $5,000. Mr. Anderson's salary for 2011 has been set at $110,000.

(3)	Mr. Diehl resigned his position as CEO effective July 7, 2010.

(4)
Mr. Klimpel resigned his position as CFO effective May 13, 2010 and amounts paid were pursuant to Mr. Klimpel's employment agreement - see additional information under “Employment Agreements with Governors or Officers.”

(5)	Mr. Miller resigned his position as CEO effective June 15, 2009.
Employment Agreements with Governors or Officers

On June 29, 2010, the Company's board of governors approved a management reorganization plan that became effective on July 8, 2010.  Pursuant to this management reorganization plan, Gerald Bachmeier was appointed to the position of Chief Executive Officer for the Company. In conjunction with the implementation of the Company's management reorganization plan, the Company and Mr. Bachmeier entered into an employment agreement effective July 8, 2010.  The term of Mr. Bachmeier's employment agreement is five and one-half years and is subject to customary termination provisions.  Mr. Bachmeier's base salary on an annualized basis for the period from July 8, 2010 through December 31, 2010 is $135,000.  The employment agreement also provides for a year-end bonus based on the Company's net income.

     Mark Klimpel, our Chief Financial Officer as of the completion of our 2009 fiscal year, executed a written employment agreement with the Company in August 2008.  The agreement provides that Mr. Klimpel's base salary shall increase at a rate of six percent per year, and that Mr. Klimpel is eligible for a bonus of 20 percent of base salary per year, which bonus is based 50% on remaining employed with the Company and 50% on a performance determination by the Compensation Committee of the Board in consultation with the President and Chief Executive Officer.  The Agreement also provides that if Mr. Klimpel is terminated by the Company without cause or because of a change-in-control, Mr. Klimpel is entitled to unpaid base salary and benefits up to the date of termination, and six months salary thereafter. The Company announced that Mr. Klimpel resigned his position as the Company's Chief Financial Officer effective May 13, 2010.  Pursuant to the terms of Mr. Klimpel's employment agreement, the Company is required to pay any accrued salary and benefits through the effective date of the resignation. Mr. Kent Anderson was appointed as our Chief Financial Officer, effective on May 14, 2010.

We do not have any employment agreements with any other officer or director.

GOVERNOR COMPENSATION

Our Board of Governors adopted a governor compensation policy on July 24, 2007.  However, in December 2008, compensation was suspended on a voluntary basis and subsequently reinstated during January 2010.  Pursuant to the governor compensation policy, we pay governor fees as follows:

•	$500.00 per Board meeting

•	$400.00 per Audit Committee meeting or Audit Committee conference call

•	$400.00 per Nominating Committee meeting

•	$100.00 for meetings attended by conference call, with the exception of Audit Committee conference calls

The compensation policy also provides for reimbursement to governors for all out-of-pocket costs and mileage for travel to and from meetings and other locations to perform these tasks.

In the year ending December 31, 2010, the Company had incurred an aggregate of $77,305 in governor fees and related expenses.

The table below shows the compensation paid to each of our governors for the fiscal year ended December 31, 2010.

GOVERNOR COMPENSATION

		Annual Compensation
Name	Fiscal Year	Fees Earned or Paid in Cash(1)	All Other Compensation(2)	Total Compensation
Mike Appert	2010	$12,100	$1,196	$13,296
Tim Meuchel	2010	$13,400	$4,901	$18,301
Jody Hoff	2010	$6,600	$533	$7,133
Ron Aberle	2010	$12,200	$168	$12,368
Frank Kirschenheiter	2010	$6,300	$163	$6,463
Sid Mauch	2010	$12,000	$2,640	$14,640
William Price	2010	$5,000	$104	$5,104

(1)	Includes reimbursement for regular board meetings as well as committee meetings.

(2)	Includes reimbursement for mileage incurred in connection with services rendered to the Board of Governors and for services rendered to the Company.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and governors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, governors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from our officers and governors, all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2010.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company's annual report to the Securities and Exchange Commission on Form 10-K, including the financial statements and the notes thereto, for the fiscal year ended December 31, 2010, accompanies the mailing of this proxy statement.

The Company will provide each member solicited a copy of the Form 10-K without charge. The written request for the Form 10-K should be directed to Kent Anderson, Chief Financial Officer of Red Trail Energy, LLC at P.O. Box 11, 3682 Highway 8 South, Richardton, ND, 58652 or e-mail at kent@redtrailenergy.com. The Form 10-K is also available from the SEC at 6432 General Green Way, Mail Stop 0-5, Alexandria, VA 22312-2413, by email at foiapa@sec.gov or fax at (703) 914-2413 or available from the SEC's internet site (www.sec.gov).

RED TRAIL ENERGY, LLC
PROXY
SOLICITED ON BEHALF OF OUR BOARD OF GOVERNORS
FOR THE COMBINED SPECIAL AND ANNUAL MEETING OF MEMBERS TO BE HELD ON
JUNE 23, 2011

MEMBER NAME:

NUMBER OF MEMBERSHIP UNITS:

Vote by Mail or Facsimile:
1) Read the Proxy Statement
2) Check the appropriate boxes below
3) Sign and date the proxy card
4) Return the proxy card in the envelope provided or via fax to 701-974-3309 no later than 12:00 p.m. on Thursday, June 23, 2011.

The undersigned hereby appoints Tim Meuchel and William Price, and each or either of them, with the power of substitution, as Proxies to represent the undersigned and to vote as designated below, at the Combined Special and Annual Meeting of Members to be held on Thursday, June 23, 2011, at Ramkota Hotel, 800 South 3rd Street, Bismarck, North Dakota, and at adjournment thereof, on any matters coming before the meeting.

Said Proxies will vote on the proposals set forth in the notice of the combined special and annual meeting and proxy statement as specified on this card. If a vote is not specified, said Proxies will vote in favor of the proposals listed below. If any other matters properly come before the combined special and annual meeting, said Proxies will vote on such matters in accordance with the recommendations of the board of governors except to the extent that such matters would include substantive matters presented by the Company that would otherwise be required to be separately set out by the Company on the proxy card.

Our governors recommend that you vote "FOR" proposal 1.

Proposal 1.    For approval of the proposed amendment to Section 2.5 of the Amended and Restated Member Control Agreement of RED TRAIL ENERGY, LLC.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Our governors recommend that you vote "FOR" proposal 2 and vote your units for the governors' nominees, which are Ronald Aberle and Ambrose Hoff.

Proposal 2.    Elect two (2) governors to the Board of Governors.  Each will serve for a term of three years.

To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

You are entitled to give a nominee as many votes as is equal to the number of Units you own multiplied by 2 (the number of governors to be elected), or you may distribute your votes among the nominees as you see fit.  Write in the number of votes you are allocating to any nominee below. The Board of Governors recommends you vote your Units for Ronald Aberle and Ambrose Hoff.

Ronald Aberle	Votes

Ambrose Hoff	Votes

Our governors recommend that you vote "FOR" proposal 3.

Proposal 3.    Advisory vote on executive compensation (Say-On-Pay).

☐ FOR	☐ AGAINST	☐ ABSTAIN

Our governors recommend a vote for "EVERY THREE YEARS".

Proposal 4.    Advisory vote on frequency of Say-On-Pay Vote.

☐ Every Year	☐ Every Two Years	☐ Every Three Years	☐ Abstain

You are encouraged to specify your choices by marking the appropriate boxes above. This proxy card, if signed and returned, will be voted in accordance with your instructions above and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the meeting. The Proxies cannot vote your units unless you sign and return this card.

Please sign exactly as your name appears on your unit certificate. When units are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:

Signature of Unit Holder

Date:

Signature of Joint Unit Holder